EXHIBIT 10.2
AMENDMENT NO. 2 TO TRANSITION SERVICES AGREEMENT

This AMENDMENT NO. 2 TO TRANSITION SERVICES AGREEMENT (this “Amendment No. 2”), dated as of October 30, 2026 (the “Amendment Date”), is between CLEH, Inc., a Delaware corporation (“Company”), and Enviri Corporation (f/k/a Enviri II Corporation), a Delaware corporation (“Provider”).

WHEREAS, Enviri Corporation, Company, Enviri LLC, Veolia Environnement S.A. (“Buyer”) and Liberty Merger Sub Inc. (“Merger Sub”) entered into that certain Agreement and Plan of Merger, dated as of November 20, 2025 (the “Merger Agreement”), pursuant to which Merger Sub was merged with and into Company, with Company continuing as the surviving corporation and wholly owned Subsidiary of Buyer;

WHEREAS, pursuant to the Merger Agreement, Company and Provider entered into that certain Transition Services Agreement, dated as of June 1, 2026, as amended by Amendment No. 1 (“Amendment No. 1”) to Transition Services Agreement, dated as of July 10, 2026 (collectively, the “Agreement”), as well as that certain Data Protection Addendum, dated as of June 1, 2026 (the “DPA”), attached thereto; and

WHEREAS, Company has sent notice of termination under HR Service 3.6 (as that service is described in the Agreement), including with respect to fifteen (15) Indian Offer Employees, and in connection therewith, the Parties have agreed to amend and modify the following terms of the Agreement and DPA, with the express understanding that this Amendment No. 2 is intended to apply exclusively to (i) the fifteen (15) Indian Offer Employees who, as of October 1, 2026, are Company Group Employees and (ii) any data primarily related to the Business arising from or related to the fifteen (15) Indian Offer Employees and stored in the OneDrive and email accounts of those fifteen (15) India Offer Employees (the “India Data”). For avoidance of doubt, this Amendment No. 2 shall have no application to, or effect upon, any other employees, including the remaining ~92 Indian Offer Employees, or any other data that Provider is obligated to transfer to Company as part of the Merger Agreement, or of Company’s obligations with respect thereto. Notwithstanding anything herein to the contrary, all the Indian Offer Employees shall be considered “Company Group Employees” and are subject to all terms of the Agreement applicable to representatives of Company and its Affiliates.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, Company and Provider hereby agree to amend the Agreement and the DPA as follows:

1.Defined Terms. Capitalized terms used in this Amendment that are not otherwise defined herein have their respective meanings set forth in the Agreement or the DPA, as applicable.

2.Amendments to the Agreement and the DPA. Certain sections of the Agreement and the DPA, including the schedules, annexes, and/or exhibits thereto, are hereby amended, deleted, and/or added (as applicable) as set forth on Schedule A hereto.
3.Miscellaneous. Except as provided in this Amendment No. 2, all other terms and conditions of the Agreement, as amended, and the DPA, shall remain in full force and effect. To the extent of any conflict between the terms of this Amendment and those of the Agreement as in effect immediately prior to the Amendment Date, the terms of this Amendment control.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first written above.

CLEH, INC.

By:
Name:
Title:

ENVIRI CORPORATION
By:
Name:
Title:
[SIGNATURE PAGE TO AMENDMENT NO. 2 TO TRANSITION SERVICES AGREEMENT]

Schedule A
AMENDMENTS TO THE AGREEMENT AND/OR DPA